Exhibit 31.4

CERTIFICATION

I, Thomas Liguori, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Multi-Fineline Electronix, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 28, 2011	By:	/S/ THOMAS LIGUORI
Thomas Liguori
Chief Financial Officer and Executive Vice President